Exhibit 4.3
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF MAY 7, 2020 (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME,), BY AND AMONG THE BANK OF MONTREAL AS THE SENIOR LENDER, THE LENDER AS THE SUBORDINATED LENDER AND NEUTRON HOLDINGS, INC.
NOTE PURCHASE AGREEMENT
THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of May 7, 2020, by and among Neutron Holdings, Inc., a Delaware corporation (the “Company”), and the lenders named on the Schedule of Lenders attached hereto (the “Schedule of Lenders”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.
WHEREAS, each Lender intends to provide certain Consideration to the Company as described for each Lender on the Schedule of Lenders;
WHEREAS, the parties wish to provide for the sale and issuance of such Notes in return for the provision by the Lenders of the Consideration to the Company; and
WHEREAS, the parties intend for the Company to issue in return for the Consideration one or more Notes convertible into shares of the Company’s Equity Securities and secured by substantially all asset of the Company pursuant to the Security Documents.
NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
1.    Definitions.
(a)    “Act” means the Securities Act of 1933, as amended.
(b)    “Affiliate” means at any time, and with respect to any Person,
(i)    any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and
(ii)    any other Person that beneficially owns or holds, at such time, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any other Person of which such first Person beneficially owns or holds, at such time, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.
(iii)    Unless the context otherwise clearly requires, any reference herein to an “Affiliate” is a reference to an Affiliate of the Company.
(c)    “Agreement” means this Note Purchase Agreement as it may be amended, supplemented, replaced or restated from time to time.
(d)    “Applicable Law” means (a) any statute, law (including common and civil law), rule, regulation or by-law, (b) any judgement, order, writ, injunction, decision, ruling, decree or award, (c)

any regulatory policy, practice, guideline or directive, or (d) any right or other approval of any Governmental Authority, in each case, binding on or affecting a Person.
(e)    “Asset Disposition” means, with respect to any Person, any transaction in which such Person sells, conveys, assigns, transfers, leases (as lessor) or otherwise disposes of any of its Assets, including any Capital Stock of any of its Subsidiaries or any of its other Assets, present or future, and for certainty, does not include any loss due to a casualty or condemnation event.
(f)    “Assets” of a Person means all present and future property, rights and assets, real and personal, movable and immovable, tangible and intangible, of such Person of whatever nature and wheresoever situate.
(g)    “Banking Day” means a day, other than a Saturday or a Sunday, on which banks are open for business in San Francisco, California and are not required by Applicable Law to remain closed.
(h)    “Board” means the board of directors of the Company.
(i)    “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.
(j)    “Business” means micromobility, including, without limitation, electronic scooter and bike rentals and related micromobility businesses.
(k)    “Bylaws” means the Amended and Restated Bylaws of the Company.
(l)    “Capital Lease Obligations” shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) immovable (real) property or movable (personal) property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP. In the event of an accounting change effective after the date hereof requiring all leases to be capitalized, only those leases (whether or not in existence on the Closing Date) that would constitute Capitalized Lease Obligations in conformity with GAAP on the Closing Date shall be considered leases giving rise to Capital Lease Obligations, and all calculations and deliverables under this Agreement or any other Note Document shall be made or delivered, as applicable, in accordance therewith.
(m)    “Capital Stock” means any and all shares (including any preferred shares), interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, whether voting or non-voting.
(n)    “Closing Date” means the date of this Agreement.
(o)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(p)    “Collateral” means all of the Assets of the Obligors intended to be subject to a Lien in favor of the Lenders in the manner set forth in Section 6.4; provided that in no event shall the Collateral include any Excluded Assets.
(q)    “Consideration” shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.

(r)    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(s)    “Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Lenders, executed and delivered by an Obligor and the applicable securities intermediary or bank, which agreement is sufficient to give Lenders “control” over the subject Securities Account or Deposit Account or Investment Property, each as defined in and under the Uniform Commercial Code of the applicable jurisdiction.
(t)    “Conversion Price” shall mean the quotient of (1) the Valuation Cap divided by (2) the fully-diluted capitalization of the Company as of 90 days following the date hereof (assuming conversion, exercise, and exchange of all convertible, exercisable, and exchangeable capital stock of the Company, including shares available for issuance under any equity incentive or similar plan and the shares to be issued upon conversion of the Notes).
(u)    “Conversion Shares” shall, for purposes of determining the type of Equity Securities issuable upon conversion of the Notes, mean:
(i)    if the Notes are converted to equity pursuant to Section 2.2(a) below, Series 3 Preferred Stock of the Company; and
(ii)    if the Notes are converted to equity pursuant to Section 2.2(b) below, shares of Common Stock.
(v)    “Corporate Transaction” shall mean any transaction defined as a “Deemed Liquidation Event” in the Company’s current Ninth Amended and Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware.
(w)    “Debt” means (in each case, whether such indebtedness is with full or limited recourse):
(i)    any obligation of any Obligor for borrowed money;
(ii)    any obligation of any Obligor evidenced by a bond, debenture, note or other similar instrument;
(iii)    any obligation of any Obligor to pay the deferred purchase price of property or services, including earn-outs, balances of sale and holdbacks relating to an acquisition, except a trade account payable that arises in the ordinary course of business;
(iv)    the Capital Lease Obligations of any Obligor;
(v)    any obligation of any Obligor to reimburse any other Person in respect of amounts drawn or drawable under any letter of credit or other guarantee, including any corporate guarantee, or under any bankers’ or trade acceptance issued or accepted by such other Person;
(vi)    all mandatory obligations of any Obligor to purchase, redeem, retire, decrease or otherwise make any payment in respect of any Capital Stock of any Obligor or any other Person prior to the Maturity Date, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference plus accrued and unpaid dividends, excluding however obligations that are subject to a subordination agreement in form and substance reasonably acceptable to the Lenders;
(vii)    any obligation of any Obligor to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property;
(viii)    any Debt of others secured by a Lien on any Asset of any Obligor;
(ix)    any Debt of others guaranteed by any Obligor; and
(x)    all net obligations and liabilities of any Obligor in respect of “Specified Transactions” (as such term is defined in the 2002 Multicurrency Cross Border Master Agreement published by the International Swaps and Derivatives Association, Inc.) determined on a mark to market basis.
(x)    “Default” means any event or circumstance which constitutes an Event of Default or which, with the giving of notice or lapse of time or both would, unless cured or waived, constitute an Event of Default.
(y)    “Dollars” and the symbol “$” each means the lawful money for the time being of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America which is customarily used in the settlement of international banking transactions on that day.
(z)    “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.
(aa)    “ERISA” means the Employee Retirement Income Security Act of 1974.
(bb)    “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
(cc)    “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Company or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (j) the engagement by the Company or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon the Company pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
(dd)    “Event of Default” means any of the events specified in Section 8.1.
(ee)    “Excluded Assets” means (A) any Exempt Accounts, (B) any contracts, licenses or agreements in which any Obligor has or hereafter acquires any right, title or interest, if and to the extent such Obligor’s right, title or interest in such contract, license or agreement is subject to a contractual provision or other restriction on assignment (in each case, not entered into in contemplation of this Agreement) such that the creation of a security interest in the right, title or interest of such Obligor therein would be prohibited or would, in and of itself, cause or result in a default thereunder resulting in termination of such contract, license or agreement or enabling another Person party to such contract, license or agreement to enforce any remedy with respect thereto; provided that the foregoing exclusions shall not apply if (i) such contractual provision or other restriction on assignment has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such contract, license or agreement, or (ii) such contractual provision or other restriction on assignment would be rendered ineffective pursuant to the Uniform Commercial Code, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code); provided further that immediately upon the ineffectiveness, lapse or termination of any such contractual provision or other restriction on assignment, the applicable Obligor shall be deemed to have automatically granted a security interest in, all its rights, title and interests in and to such contract, license or agreement as if such contractual provision or other restriction on assignment had never been in effect, (C) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed or examined and accepted by the United States Patent and Trademark Office; provided, that upon such filing and acceptance, the applicable Obligor shall be deemed to have automatically granted a security interest in such intent-to-use applications and such intent-to-use applications shall be included in Collateral, (D) assets as to which it is determined by the Required Lenders in their reasonable discretion but in consultation with the Company that the burden and cost of perfecting a security interest therein outweighs the benefit to the Lenders of the security to be afforded thereby, (E) motor vehicles and other assets subject to certificates of title, and (F) more than sixty-six percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Obligor of any Foreign Subsidiary which is not a Material Subsidiary which shares entitle the holder thereof to vote for directors or any other matter.
(ff)    “Exempt Accounts” means, collectively, (1) payroll accounts, (2) employee benefit accounts, (3) trust accounts, (4) escrow accounts, (5) tax accounts (including, without limitation, sales tax accounts), (6) accounts maintained solely in trust for the benefit of third parties and fiduciary purposes, (7) zero balance or swept accounts, (8) cash collateral accounts and restricted accounts containing security deposits or (9) all Existing Accounts; provided, however, that under no circumstances shall the balance at any time in any such Exempt Account or the aggregate balance across all such Exempt Accounts exceed $10,000,000.
(gg)    “Existing Accounts” means the following accounts: (1) that certain JPMorgan Chase account ending [***], (2) that certain JPMorgan Chase account ending [***], (3) that certain Citibank account number ending [***], (4) that certain Citibank account number ending [***] and any replacement or successor accounts.

(hh)    “Fiscal Year” means the fiscal year of the Company ending on December 31 of each calendar year.
(ii)    “Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Company or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
(jj)    “Foreign Subsidiary” means any Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that, in the case of any such Subsidiary of the Obligations of a Lien on the Assets of such Subsidiary to secure the Obligations would result in material tax liability to the Company or its direct or indirect owners.
(kk)    “Fundamental Representations” means, the representations and warranties made by the Company in Section 4.1, Section 4.2, Section 4.8, Section 4.9, Section 4.17, Section 4.18(a), and Section 4.24.
(ll)    “GAAP” means generally accepted accounting principles, conventions, rules and procedures in the United States set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor organization) that are applicable to the circumstances as of the date of determination, consistently applied.
(mm)    “Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, and any agency, branch of government, department exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether domestic or foreign.
(nn)    “Guarantee” means a guarantee provided by the Guarantors to the Lenders pursuant to Section 6.4(b) hereof.
(oo)    “Guarantors” means all Material Subsidiaries of the Company and any Person who is required to become a Guarantor in accordance with Section 6.1(a).
(pp)    “Initial Public Offering” or “IPO” shall mean the closing of the issuance and sale of shares of Equity Securities of the Company in the Company’s first underwritten public offering pursuant to an effective registration statement under the Act.
(qq)    “Insolvency Proceeding” has the meaning specified in Section 8.1(d).
(rr)    “Intellectual Property” shall mean any intellectual or intangible property (whether owned or licensed) including, without limitation, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade name registrations and applications, corporate names and fictitious names, copyrights, copyright registrations and applications, works of authorship, patents, patent applications, industrial designs, industrial design registrations and applications, integrated circuit topographies, integrated circuit topographies applications and registrations, design rights, inventions, trade secrets, data, technical information, designs, plans, specifications, designs, formulas, processes, patterns, compilations, devices, techniques, mask works, mask work registrations and applications, methods, shop rights, know-how, show-how, and other business or technical confidential or proprietary information in each case whether or not such rights are patentable, copyrightable, or registerable; software and computer hardware programs and systems, source code, object code, databases, and documentation relating to the foregoing; all domain names, internet addresses, internet sites and social media including, without limitation, all related accounts, names and content; and other proprietary information owned, controlled, created, under development or used by or on behalf of any Person in whole or in part and whether or not registerable or registered, and any registrations or applications for the foregoing.
(ss)    “Intercreditor Agreement” means the Subordination and Intercreditor Agreement, dated as of the date hereof, by and among the Lenders, the Senior Lender and the Company.
(tt)    “IRS” means the Internal Revenue Service.
(uu)    “Investors’ Rights Agreement” means the Investors’ Rights Agreement by and among the Company and certain other investors party thereto of even date herewith, as amended from time to time.
(vv)    “Junior Investors” means the investors party to the Note and Warrant Purchase Agreement, dated as of the date hereof, by among the Company and such investors.
(ww)    “Junior Investor Subordination Agreement” means the Subordination Agreement dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time), among the Lenders as the senior lenders, the Junior Investors as subordinated lenders and the Company.
(xx)    “Junior Note Purchase Agreement” means the Note and Warrant Purchase Agreement dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time), among the Company and the Junior Investors as lenders.
(yy)     “Junior Notes” means the Convertible Secured Promissory Notes issued by the Company to the Junior Investors pursuant to the Junior Note Purchase Agreement.
(zz)    “Key Employees” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Intellectual Property of the Company.
(aaa)    “Law” means all applicable provisions of statutes, ordinances, decrees, orders in council, rules, regulations, treaties and all applicable determinations, rulings, orders and decrees of Governmental Authorities and arbitrators.
(bbb)    “Lenders” means Uber Technologies, Inc. and each other lender that may become a party from time to time hereto pursuant to an assignment in accordance with Section 9.1 and their respective successors and assigns and “Lender” means any one of them.
(ccc)    “Lien” means a mortgage, prior claim, pledge, privilege, lien, charge or other encumbrance in the nature of a security interest in any Assets or a pledge or hypothecation thereof or any assignment by way of security.
(ddd)    “Material Adverse Effect” means a material adverse change in or effect on, either individually or in the aggregate, the business, Assets, liabilities, financial position or operating results of the Obligors, taken as a whole, or which adversely affects (i) the ability of any Obligor to perform any of its payment obligations under or pursuant to any of the Note Documents in accordance with their respective terms, (ii) the validity or enforceability of any of the Note Documents (iii) or the priority ranking of any

Lien granted to the Lenders under the Security Documents (other than as a result by the failure of Lenders to make or maintain any required filing or maintain possession of possessory Collateral).
(eee)    “Material Contracts” means the contracts entered into by or assigned to any Obligor and any other contract to which any Obligor is a party that, if terminated and not replaced, would reasonably be expected to have a Material Adverse Effect, as amended, supplemented, replaced or restated from time to time.
(fff)    “Material Intellectual Property” means all Intellectual Property and license or sublicense agreements or other agreements with respect to rights in Intellectual Property of the Company or any of its Subsidiaries, that are material to the condition (financial or otherwise), business or operations of the Company and its Subsidiaries on a consolidated basis.
(ggg)    “Material Subsidiary” means any Foreign Subsidiary (a) that owns assets that represent more than 5% of the consolidated assets of the Company and its Subsidiaries or (b) has gross revenues that represent more than 5% of the consolidated gross revenues of the Company’s consolidated gross revenues during any Fiscal Year.
(hhh)    “Maturity Date” shall be as set forth in each Note (as defined below).
(iii)    “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.
(jjj)    “Multiple Employer Plan” means a Plan with respect to which the Company or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
(kkk)    “Note Documents” means, collectively, this Agreement, the Notes, the Intercreditor Agreement, the Guarantees, each Security Document and all other consents, documents, instruments and agreements executed or delivered by the Obligors or any other Person in connection directly or indirectly with this Agreement or otherwise referred to or contemplated under or by this Agreement or any such documents, instruments or agreements, as the same may be amended, supplemented or restated from time to time.
(lll)    “Notes” shall mean the one or more convertible secured promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.
(mmm)    “Obligations” means all obligations, indebtedness and liabilities of the Obligors to the Lenders thereof under or in connection with (i) this Agreement, the Notes or any other Note Documents, including all obligations, indebtedness and liabilities under the Notes and (ii) any Post Petition Interest, whether or not such Post Petition Interest is allowed as a claim in such proceeding.
(nnn)    “Obligors” means collectively the Company and the Guarantors, and “Obligor” means any one of them.
(ooo)    “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

(ppp)    “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
(qqq)    “Pension Act” means the Pension Protection Act of 2006.
(rrr)    “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
(sss)    “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by the Company or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
(ttt)    “Permitted Dispositions” means (i) the disposition of inventory in the ordinary course of business, (ii) the disposition of worn-out, surplus or obsolete equipment that is, in the reasonable judgment of the Obligors, no longer economically practicable to maintain or useful in the ordinary course of business, (iii) sales and issuance of the Capital Stock of the Company, (iv) the use of cash and cash equivalents in the ordinary course of business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Note Documents, (iv) leases, subleases and licenses in the ordinary course of business, (v) Permitted Liens and investments and acquisitions, (vi) dispositions of equipment to the extent such property is exchanged for credit against the purchase price or similar replacement property, (vii) dissolution or winding down of Subsidiaries that are not Obligors so long as the assets of such Subsidiary are transferred to the Company or another Subsidiary; (viii) dispositions from and after the Closing Date of non-core assets or assets not necessary or useful in the business of the Company or any Subsidiary (including real property) acquired in connection with any acquisition or investment, (ix) retail sales of new scooters; (x) sales used or decommissioned scooters in the ordinary course of business; and (xi) dispositions of assets not otherwise permitted hereunder not to exceed $5,500,000 in the aggregate in any fiscal year.
(uuu)     “Permitted Liens” means, as at any time, any one or more of the following:
(i)    any Lien for taxes, assessments or other governmental charges or levies not yet due or, if due, the validity of which is being contested diligently and in good faith by or on behalf of an Obligor by proper legal proceedings, provided the action to enforce the same has not proceeded to final non-appealable judgment and adequate provision has been made for the payment thereof in accordance with GAAP and in a manner acceptable to the Lenders;
(ii)    any Lien of any judgment rendered or claim filed against an Obligor, which such Obligor or others on its behalf shall be contesting diligently and in good faith by proper legal proceedings, provided the action to enforce the same has not proceeded to final non-appealable judgment and adequate provision has been made for the payment thereof in accordance with GAAP and in a manner acceptable to the Lenders;
(iii)    the pledges or deposits of cash or securities made pursuant to Laws relating to workmen’s compensation, employment insurance, social security or similar Laws, or deposits of cash made in good faith in connection with offers, tenders, leases or contracts (excluding, however, the borrowing of money or the repayment of money borrowed) and deposits of cash or securities in order to secure, or in lieu of, appeal, surety or custom bonds or bonds required in respect of judicial proceedings;
(iv)    undetermined or inchoate Liens arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with Applicable Law or of which written notice has not been duly given in accordance with Applicable Law or which, although filed or registered, relate to obligations not due or delinquent;
(v)    the rights reserved to or vested in municipalities or governmental or other public authorities or agencies by statutory provisions or by the terms of leases, licenses, franchises, grants or permits which affect any land, to terminate any such leases, licenses, franchises, grants or permits or to require annual or other payments as a condition to the continuance thereof;
(vi)    securities to public utilities or Governmental Authorities when required by the utility or Governmental Authority in connection with the supply of services or utilities to an Obligor in the operation of its business, and securities granted as part of any refundings or renewals thereof provided the security is restricted to the same collateral;
(vii)    Liens securing Debt permitted under Section 6.2(a)(viii) and any Lien granted as part of any refunding or renewal of the outstanding amount secured by such Debt, provided such Lien is restricted to the same collateral and the obligations of any Obligor under such Debt are permitted under this Agreement;
(viii)    any conditional sales agreement or other title retention agreement (including any capital lease) with respect to Assets of an Obligor acquired after the date of this Agreement provided the obligations of any Obligor under such conditional sales agreement or other title retention agreement are permitted under this Agreement;
(ix)    the Liens granted to the Lenders under the Security Documents;
(x)    Liens securing Debt permitted pursuant to Section 6.2(a)(vii);
(xi)    leases or subleases of real property and leases, subleases and licenses of personal property in each case in the ordinary course of business, if the leases, subleases, licenses and sublicenses do not prohibit granting the Lenders a security interest;
(xii)    Liens in favor of other financial institutions arising in connection with deposit and/or securities accounts held at such institutions, provided that, to the extent required under the Note Documents and subject to the Intercreditor Agreement, the Lenders has a perfected security interest in the amount held in such deposit and/or securities account;
(xiii)    Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.1(i) (Judgment) or 8.1(l) (Seizure; Attachment);
(xiv)    Liens securing Subordinated Debt or the Senior Debt;
(xv)    pledges and deposits securing corporate credit cards and letters of credit not to exceed the aggregate maximum amount of $11,000,000 (without duplication of the threshold amount provided for in the definition of Exempt Accounts);

(xvi)    any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement;
(xvii)    Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement;
(xviii)    licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business;
(xix)    easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Obligor;
(xx)    Liens on any earnest money deposits of cash or cash equivalents made in good faith in connection with any letter of intent or purchase agreement with respect to an acquisition or other investment;
(xxi)    Liens arising in the ordinary course of business (i) in favor of suppliers/carriers, warehousemen, landlords, mechanics and materialmen, and other similar Liens imposed by Law and (ii) in connection with surety bonds, bids, performance bonds and similar obligations;
(xxii)    Liens securing indebtedness represented by financed insurance premiums in the ordinary course of business and consistent with past practice, provided that such Liens do not extend to any property or assets other than the corresponding insurance policies being financed; and
(xxiii)    Other Liens not otherwise permitted hereunder securing Debt not to exceed $550,000 at any time outstanding.
(vvv)    “Person” means any legal or natural person, corporation, company, firm, joint venture, partnership, whether general, limited or undeclared, trust, association, unincorporated organization, Governmental Authority or other entity of whatever nature.
(www)    “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Company or any Subsidiary, or any such plan to which the Company or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Company or any Subsidiary has any liability.
(xxx)    “Post Petition Interest” means any interest or expenses accruing or arising after the commencement of any Insolvency Proceeding with respect to any Obligor (whether or not such interest or expenses are allowed or allowable as a claim in whole or in part in such case).
(yyy)    “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
(zzz)    “Required Lenders” means the one or more Lenders holding a majority of the aggregate principal amount of Notes issued under this Agreement.
(aaaa)    “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(bbbb)    “ROFR Agreement” means the Right of First Refusal and Co-Sale Agreement of even date herewith among the Company and certain other stockholders of the Company party thereto of even date herewith, as amended from time to time.
(cccc)    “Sanctioned Entities” means (i) a country or a government of a country, (ii) an agency of the government of a country, (iii) an organization directly or indirectly controlled by a country or its government, (iv) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC or other relevant sanctions authority.
(dddd)    “Sanctioned Person” means a Person named on the list of Specially Designated Nationals maintained by OFAC.
(eeee)    “Security Agreement” means the General Security Agreement dated as of the date hereof between the Obligors and the Lenders, as amended from time to time.
(ffff)    “Security Documents” means collectively all present and future documents, agreements and instruments pursuant to which an Obligor grants a Lien to or for the benefit of the Lenders, alone or together with any other Person, in any of its Assets securing all or any part of the Obligations, including the Security Agreement, any Control Agreements and intellectual property security agreements.
(gggg)    “Senior Debt” means the indebtedness and other obligations of the Company under the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement) and any refinancing(s) thereof; provided that the aggregate principal amount of such refinancing Debt shall not exceed the outstanding aggregate principal amount of the Senior Debt as of the Closing Date.
(hhhh)    “Senior Lender” means Bank of Montreal as the lender under the Senior Credit Agreement or, to the extent the Senior Debt is refinanced, the lender for such refinanced Senior Debt.
(iiii)    “Senior Credit Agreement” means the Credit Agreement, dated as of March 13, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time) between the Company as borrower and the Senior Lender or, to the extent the Senior Debt is refinanced, any other credit agreement or similar agreement evidencing the refinanced Senior Debt.
(jjjj)     “Stock Plan” means the Company’s equity incentive plan duly adopted by the Board and approved by the Company stockholders.
(kkkk)    “Solvent” means as to any Person, such Person (a) owns Assets whose fair salable value (as defined below) is greater than the amount required to pay all of its debts as they become matured; (b) owns Assets whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (d) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (e) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Note Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

(llll)    “Subordinated Debt” means indebtedness incurred by the Company and/or the Obligors which is validly and effectively subordinated (and any Liens securing which is validly and effectively subordinated in priority to the Liens pursuant to the Security Documents) in right of payment to the payment in full of the Obligations (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to the Lenders entered into between the Lenders and the other creditor), on terms reasonably acceptable to the Lenders; provided that a subordination agreement with respect to such Subordinated Debt substantially in the form of the Junior Investor Subordination Agreement shall be deemed reasonably acceptable to the Lenders.
(mmmm)    “Subsidiaries” means, with respect to any Person, any other Person of which an aggregate of more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or other applicable governing body) of such other Person is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or a combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Capital Stock whether by proxy, agreement, operation of Law or otherwise. Unless the context otherwise requires, each reference to a Subsidiary shall mean a Subsidiary of the Company.
(nnnn)    “Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
(oooo)    “Transaction Documents” means this Agreement, the Investors’ Rights Agreement, the Voting Agreement and the ROFR Agreement.
(pppp)    “Valuation Cap” means the sum of (1) $340,000,000 plus (2) the aggregate Consideration under this Agreement plus (3) the aggregate amount paid by other lenders pursuant to the Junior Note Purchase Agreement.
(qqqq)    “Voting Agreement” means the Voting Agreement by and among the Company and certain other stockholders of the Company of even date herewith, as amended from time to time.
(rrrr)    “written” or “in writing” shall include printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception including telecopier and electronic data interchange.
2.    Amount and Terms of the Notes.
2.1    Issuance of Notes. In return for the Consideration paid by each Lender, the Company shall sell and issue to such Lender one or more secured Notes. Each Note shall have a principal balance equal to that portion of the Consideration paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2.2 below and shall be secured by the assets of the Company as described in such Notes and any related security agreement.
2.2    Right to Convert Notes.
(a)    Optional Conversion. The principal of any Note (the “Conversion Balance”), may be converted, at the option of the holder thereof, into Conversion Shares. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Conversion Balance on a Note to be converted on the date of conversion by the Conversion Price. Accrued interest on any Note (the “Interest Balance”) may be converted into shares of Common Stock or paid in cash, at the option of the Company. If the Company elects to convert all or any portion of the Interest Balance into shares of Common Stock, the number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing the portion of the Interest Balance converted by the fair market value of a share of Common Stock on the date of conversion, as determined in good faith by the Board of Directors of the Company.
(b)    Corporate Transaction or IPO. In the event of a Corporate Transaction or Initial Public Offering prior to full payment of a Note or prior to the time when a Note may be converted (as provided herein), all outstanding principal and unpaid accrued interest due on such Note shall, at the Lender’s election, be (i) due and payable in full prior to the closing of the Corporate Transaction or Initial Public Offering or (ii) be converted into Conversion Shares at the Conversion Price.
(c)    No Fractional Shares. Upon the conversion of a Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay such Note holder cash equal to such fraction multiplied by the Conversion Price applicable to such conversion.
(d)    Mechanics of Conversion. Before any Note holder shall be entitled to convert the same into Conversion Shares, such holder shall give written notice to the Company of the election to convert such Notes into Conversion Shares. The Company shall not be required to issue or deliver the Conversion Shares until the Note holder has surrendered the Note to the Company. Such conversion may be made contingent upon the closing of the Initial Public Offering or Corporate Transaction.
3.    Closing Mechanics.
3.1    Closing. The closing (the “Closing”) of the purchase of the Notes in return for the Consideration paid by each Lender shall take place remotely via the exchange of signatures on the date hereof, or at such other time and place as the Company and Lenders purchasing a majority in interest of the aggregate principal amount of the Notes to be sold at the Closing agree upon orally or in writing. At the Closing, each Lender shall deliver the Consideration to the Company subject to and conditional upon the prior fulfillment of the following conditions by the to the entire satisfaction of (unless otherwise waived in writing by) the Lenders:
(a)    On or prior to the Closing Date, the Lenders shall have received from the Company and, where applicable, the other Obligors, the following, each dated as of a date satisfactory to the Lenders and in form and substance entirely satisfactory to the Lenders:
(i)    this Agreement duly executed by the Lenders and the Company;
(ii)    the Company shall deliver to each Lender one or more executed Notes in return for the respective Consideration provided to the Company;
(iii)    the Intercreditor Agreement duly executed by the Lenders, the Senior Lender and the Company;
(iv)    a subordination agreement duly executed by each Junior Investor, the Lenders and the Company;
(v)    subject to Section 6.1(e), each Security Document and each other Note Document, duly authorized, executed and delivered by the parties thereto; and

(vi)    an amendment to the Senior Credit Agreement;
(b)    financing statements in form suitable for filing against all the Assets of the Company and other Obligors and in all places and in all jurisdictions which the Lenders shall require; and
(c)    the Lender shall have received the results of Lien searches of all filings, registrations or recordings of or with respect to all the Assets of the Obligors in each jurisdiction in which their respective Assets are located, together with such other documents that the Lenders shall require evidencing, to the satisfaction of the Lenders, that all such Assets are free and clear of all Liens, other than Permitted Liens, and that the Liens under the Security Documents constitute valid and enforceable first ranking Liens in each such jurisdiction against the Collateral securing the Obligations, subject only to Permitted Liens.
3.2    Tax Matters.
(a)    The parties hereto intend that the Notes shall be treated as debt for U.S. federal and applicable state, local and foreign income tax purposes and will report consistently with such intended treatment for all applicable tax purposes, except as otherwise required by Law.
(b)    Each Lender shall provide the Company with a properly completed IRS Form W-9 on or prior to the Closing Date and shall update or replace such IRS Form W-9 as and to the extent required by Law or upon reasonable request by the Company. Each Lender acknowledges that any interest payable hereunder may be subject to withholding taxes if such Lender fails to comply with its obligations under this Section 3.2(b).
3.3    Exchange. In the event an existing holder of shares of Common Stock of the Company issued upon conversion of shares of preferred stock of the Company (a “Existing Preferred Holder”) purchases a Note, such Existing Preferred Holder may enter into an agreement with the Company exchanging certain shares of the Existing Preferred Holder’s Common Stock of the Company for shares of Series 1 Stock of the Company (as defined in the Ninth Amended and Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware), on the terms set forth in the form of exchange agreement attached hereto as Exhibit B.
4.    Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:
4.1    Organization, Good Standing and Qualification. Each Obligor is a corporation or other legal Person duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was incorporated or organized and has all requisite corporate power and authority to carry on its business as now conducted. Each Obligor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on its business or properties.
4.2    Authorization. Except for the authorization and issuance of the shares issuable in connection with any Corporate Transaction or Initial Public Offering with respect to the Company, all corporate action has been taken on the part of each Obligor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the other Note Documents. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, each Obligor has taken all corporate action required to make all of the obligations of the such Obligor reflected in the provisions of this Agreement, the Notes and the other Note Documents, the valid and enforceable obligations they purport to be. Except as otherwise indicated in this Section 4.2, the issuance of the Notes, or their subsequent conversion into Conversion Shares, will not be subject to the preemptive rights of any stockholder of the Company. The Company has authorized sufficient shares of Series 3 Preferred Stock, Series 2 Preferred Stock, and Common Stock to allow for conversion of the Notes as described in Section 2.2.
4.3    Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Notes will constitute or result in a material default or violation of any law or regulation applicable to any Obligor or any material term or provision of such Obligor’s current Certificate of Incorporation or bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.
4.4    Valid Issuance of Common Stock and Preferred Stock. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.
4.5    No Litigation and Other Proceedings. Except for the litigation disclosed in Schedule 4.5, there is no litigation, action or other legal proceeding pending or known to be threatened in writing against any of the Obligors the adverse determination of which would have a Material Adverse Effect.
4.6    Financial Statements of the Obligors. Any financial statements of the Company (including, without limitation, the financial statements for the Fiscal Year ending December 31, 2019) delivered to the Lenders fairly present the consolidated financial condition and business operations of the Company, as at the date thereof and for the periods covered thereby.
4.7    No Judgments. To the knowledge of each Obligor, there are no outstanding material judgments, writs of execution, work orders, notices of deficiency capable of resulting in material work orders, injunctions or directives, in each case, in writing, against such Obligor or any of its Assets.
4.8    Title to Assets; No Liens. Each Obligor is the owner of, and has good and marketable title to, all its Collateral, and the same are free and clear of all Liens, except for Permitted Liens.
4.9    Intellectual Property. Schedule 4.9 sets forth a complete list and a description at the date hereof of all material and registered Intellectual Property owned by the Obligors used in the Business of the Obligors. The Obligors own the Intellectual Property free and clear of any Liens (other than Permitted Liens). Each of the Obligors owns or licenses all Intellectual Property required to be able to carry-on its business and all such licenses are in full force and effect, except where the failure to own or license such Intellectual Property or to maintain such licenses in full force and effect could not reasonably be expected to result in a Material Adverse Effect.
4.10    Employee Agreements. Each current and former Key Employee of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Lenders (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Section 4.10.
4.11    Agreements; Actions. Except for the Transaction Documents and the Senior Credit Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000,000 or (ii) except for those set forth in Schedule 4.11, the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company. The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its Capital Stock.
4.12    Certain Transactions. Since January 25, 2019, other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board, and (iii) the purchase of shares of the Company’s Capital Stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board (previously provided to the Lenders or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.
4.13    Compliance with Laws and Other Agreement. No Obligor is in violation of any Applicable Law or any Material Contract that could reasonably be expected to result in a Material Adverse Effect. No Obligor or any of its directors or officers has made or received any improper payments to, or by, any governmental official or employee, any political party, official of a political party, official of any public organization or anyone else acting in an official capacity, in order to give, obtain, retain or direct business or obtain any improper advantage. Each Obligor has taken reasonable measures appropriate to the circumstances (in any event as required by Applicable Law) to ensure that each Obligor and its Affiliates is and will continue to be in compliance with all applicable anti-corruption and money-laundering laws and regulations applicable to it.
4.14    Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to the Lenders. The copy of the minute books of the Company provided to the Lenders contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.
4.15    Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Act, as amended, any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.
4.16    Taxes. Each Obligor and its Subsidiaries have filed, or are currently in the process of filing, all tax returns which are required to be filed by such Obligor or Subsidiary and have paid, or are currently in the process of settling, all material Tax, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by it and adequate provision for payment has been made for Tax not yet due except for (i) any such payment of which the concerned party is contesting in good faith by appropriate proceedings and for which appropriate reserves have been provided on the books of the relevant Obligor or Subsidiary, (ii) any such payment of which the concerned party is pursuing payment terms with any Government Authority or (iii) with respect to Tax payments in the aggregate not to exceed $110,000 at any one time, and as to which, in each case, neither any Lien has attached other than Permitted Liens nor any foreclosure, distraint, seizure, attachment, sale or other similar proceedings have been commenced. The charges, accruals and reserves on the books of each Obligor and Subsidiary in respect of Tax are adequate.

4.17    Security Documents, Liens. Each of the Security Documents creates a valid and enforceable perfected Lien in all the Collateral of each Obligor party thereto, subject only to Permitted Liens.
4.18    Obligors’ Jurisdiction and Capital Stock.
(a)    Listed on Schedule 4.18 is the following information with respect to each Obligor (i) its current jurisdiction of incorporation or constitution and its full current name, (ii) the number and owner of all issued and outstanding Capital Stock owned by such Obligor and the nature and percentage of such ownership interest, (iii) the jurisdiction where its minute books are kept and where its domicile and chief executive office is located; (iv) a description of any outstanding warrants, subscriptions, securities, instruments or other rights of any type or nature which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of each Obligor; (v) the location of all of its places of business including leased premises and (vi) the location of all its Assets valued in excess of $250,000.
(b)    The Company has reserved 3,787,078,656 shares of Common Stock for issuance pursuant to the Stock Plan.  Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 748,869,583 shares have been granted and are currently outstanding, and 3,038,209,073 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.
(c)    The full capitalization of the Company as of May 5, 2020 has been disclosed in diligence materials made available to the Lender and is accurate and complete in all material respects.
(d)    All outstanding shares of the Common Stock and all shares of the Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Act.
(e)    Except as disclosed in diligence materials made available to the Lender, none of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company’s Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its Capital Stock.
(f)    409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.
(g)    The Company has obtained valid waivers of any rights by other parties to purchase any of the Notes covered by this Agreement.

4.19    Labor Matters. There is no obligation of any Obligor under any collective agreements or under any consulting or management agreement requiring payments which cannot be cancelled without material liability. There are no complaints or charges against any Obligor pending or threatened in writing to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by any Obligor.
4.20    Debt. No Obligor has any Debt, other than as expressly permitted under Section 6.2(a).
4.21    Corporate Chart. There has been no material change to the structure of the Company and its respective Subsidiaries as set forth in Schedule 10.1(u) of the Senior Credit Agreement such that would be detrimental to the Collateral and priority ranking of any Lien granted to the Lenders.
4.22    Leased Real Property. Schedule 10.1(w) of the Senior Credit Agreement contains a full and accurate description of all property and real estate leased by any Obligor, including a legal description of all such property in which it has a real right and the name and address of the landlord of any leased premises.
4.23    Solvency. As of the Closing Date, on a consolidated basis, the Obligors are Solvent.
4.24    Investment Company. No Obligor is an “investment company” nor a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.25    ERISA and Pension Plans. (A) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status. (B) There are no pending or, to the knowledge of the Company, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. (C) No ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. (D) The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Company or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero. (E) To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Applicable Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Company or Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
4.26    OFAC. No Obligor is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Obligor (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has any of its Assets located in Sanctioned Entities, or (iii) derives any revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.
4.27    FCPA. No Obligor, nor to the knowledge of the Company, no director, officer or employee of any Obligor or any Subsidiary, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any other applicable anti-corruption law in any material respect.
4.28    Anti-Terrorism. No Obligor or any of its Subsidiaries, or to the knowledge of the Company, any director, officer, or employee of any Obligor or any of their Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), or (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act (collectively, the “Anti-Terrorism Laws”).
4.29    Foreign Subsidiaries. As of the Closing Date, none of the Foreign Subsidiaries are Material Subsidiaries, other than Lime Electric Ireland Limited and Lime S.à.r.l.
4.30    Disclosure. The Company has made available to the Lenders all the information reasonably available to the Company that the Lenders have requested for deciding whether to purchase the Notes, including certain of the Company’s presentation regarding the unit economics of its business, forecasts and projections of its business plan (such information, collectively, the “Business Presentations”). To the Company’s knowledge, no representation or warranty of the Company contained in this Agreement, as qualified by the Schedules hereto, no Business Presentations, no financial statements provided by the Company and no certificate furnished or to be furnished to Lenders prior to or at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
5.    Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that:
5.1    Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that it has full power and authority to enter into this Agreement.

5.2    Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with the Lenders in reliance upon such Lender’s representation to the Company that the Notes, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for such Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.
5.3    Disclosure of Information. Each Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.
5.4    Investment Experience. Each Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender also represents it has not been organized solely for the purpose of acquiring the Securities.
5.5    Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.
5.6    Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Each Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.
5.7    Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Sections 5 and 9.11 and:
(a)    There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b)    (i) such Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, such Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances or in any transaction in which a Lender transfers Securities to one or more affiliates of such Lender.
5.8    U.S. Tax Person. Each Lender is a U.S. person for U.S. federal income tax purposes.

5.9    Legends. It is understood that the Securities may bear the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”
6.    Covenants
6.1    Affirmative Covenants. So long as any amount owing under this Agreement, any Note or the other Note Documents remains unpaid, unless the Required Lenders shall have given their prior written consent, the Company shall, and shall cause each Obligor to:
(a)    New Subsidiaries. At least 5 days prior to any Person becoming a Subsidiary of any Obligor (or of a Subsidiary thereof), notify the Lenders that such a Person will become a Subsidiary and furnish the Lenders with all details thereof such as the name, date and jurisdiction of incorporation, the names of its shareholders or other owners and the percentages of ownership interest, a description of its businesses and addresses; in addition, with respect to any Subsidiary organized under the laws of the United States or any Material Subsidiary, such Obligor shall, within thirty (30) days of the acquisition or formation of such Subsidiary, cause such Subsidiary to execute and deliver to the Lenders a Guarantee and such other Note Documents requested by the Required Lenders consistent with the terms of this Agreement, including an acknowledgement and consent by such Subsidiary to this Agreement, and such other documents or information as the Required Lenders may reasonably request including, without limitation, officer’s certificates, financial statements, search reports, resolutions, constitutive documents, legal opinions and any other documents referred to in Section 3.1, all in form and substance reasonably satisfactory to such Lenders.
(b)    Security. Do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such additional and future acts, deeds, instruments and assurances as are reasonably requested by Lenders to ensure at all times that the present and future Obligations of the Obligors are fully secured by valid and enforceable Liens for the benefit of the Lenders on all Collateral of the Obligors, subject only to Permitted Liens, as and in the manner required by Section 6.4. The Company shall ensure that (i) any Subsidiaries that (x) are Subsidiary Guarantors (as defined in the Senior Credit Agreement) under the Senior Credit Agreement (y) otherwise guarantee the payment and/or performance of the Senior Debt, shall become Subsidiary Guarantors hereof in accordance with Section 6.1(a) and (ii) any Assets that (x) become Collateral (as defined in the Senior Credit Agreement) under the Senior Credit Agreement or (y) are subject to the liens under the Senior Debt shall become Collateral under this Agreement and shall be subject to Liens in favor of the Lenders.
(c)    Bank Operations and Accounts. Subject to the Intercreditor Agreement, all of its North American bank accounts (including, any Deposit Account, Securities Account or Commodity Account, each as defined in the Security Agreement but excluding the Exempt Accounts) shall be subject to Control Agreements in favor of the Lenders; provided that such Control Agreements shall not be required in the event the Senior Lender does not have any perfected Lien on such accounts.
(d)    ERISA. Promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to have a Material

Adverse Effect and promptly notify the Lenders of the occurrence of any event with respect to any Plan which would result in the incurrence by it of any material liability, fine or penalty, or any material increase in its contingent liability with respect to any post-retirement Plan benefit which, in all cases, could reasonably be expected to have a Material Adverse Effect.
(e)    Post-Closing Matters. As promptly as reasonably practicable, and in any event within the time periods specified on Schedule 6.1(e) (or such longer period as the Required Lenders may agree), after the Closing Date, the Company shall complete, or cause the applicable Obligor to complete, such undertakings and deliveries, in each case, as are set forth on Schedule 6.1(e).
6.2    Negative Covenants. So long as any amount owing under this Agreement, any Notes or the other Note Documents remains unpaid, unless the Required Lenders have given their prior written consent, each Obligor shall not:
(a)    Debt. Create, incur, assume or suffer to exist any Debt, except for:
(i)    the Obligations or the Senior Debt;
(ii)    (A) any Debt owing by an Obligor to another Obligor, (B) any Debt owing by a non-Obligor to an Obligor or any Subsidiary of an Obligor and (C) any Debt owing by an Obligor to a non-Obligor to the extent such Debt constitutes an Investment permitted hereunder; provided that for purposes of the clause (a)(iii), any guaranty of the Debt of another person shall be deemed to be Debt owed to such other person;
(iii)    any Debt representing Capital Lease Obligations;
(iv)    unsecured Debt to trade creditors incurred in the ordinary course of business;
(v)    Debt incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(vi)    letters of credit and bank guaranties securing obligations with respect to leases of facilities and equipment, and commercial obligations in the ordinary course of business, not to exceed $1,100,000 in the aggregate;
(vii)    purchase money indebtedness used to finance the acquisition of equipment; provided that the amount of purchase money indebtedness incurred hereunder shall not exceed the fair market value of the equipment financed by such purchase money indebtedness;
(viii)    Subordinated Debt;
(ix)    Debt with respect to any (i) treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts and (ii) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services, in each case, incurred in the ordinary course of business; provided that any Debt incurred pursuant to this clause shall not be subject to any Liens except for Permitted Liens;
(x)    Debt owing to insurance carriers and incurred to finance insurance premiums of any Obligor in the ordinary course of business in a principal amount not to exceed at any time the amount of insurance premiums to be paid by such Obligor;
(xi)    Debt in respect of (i) bids, tenders, performance bonds, statutory, attachment and appeal bonds, surety bonds or similar instruments and (ii) other similar bonds or similar instruments, workers’ compensation claims, health, disability or other employee benefits and self-insurance obligations, in each case, in the ordinary course of business;
(xii)    Debt assumed in connection with an acquisition or other investment, so long as (i) such Debt existed at the time the Person or assets subject to such acquisition or investment were acquired and was not created in anticipation thereof, and (ii) such Debt is not guaranteed in any respect by any Obligor (other than the Person subject to such acquisition or investment);
(xiii)    to the extent constituting Debt, obligations in respect of holdback obligations, working capital adjustments, indemnities and similar obligations incurred in connection with any asset disposition permitted hereunder or acquisition or other investment;
(xiv)    deferred purchase price obligations, earn-outs and similar obligations to the extent such Debt is unsecured;
(xv)    Debt in respect of judgments, orders, decrees or arbitration awards for the payment of money not constituting an Event of Default; and
(xvi)    Other Debt not otherwise permitted hereunder not to exceed $1,100,000 at any time outstanding.
(b)    Liens. Create, incur, assume or suffer to exist any Lien on any of its Assets, other than Permitted Liens.
(c)    Asset Disposition; Distribution. Except for Permitted Dispositions, make any Asset Disposition or distribute any of its Assets (including any Capital Stock of any of its Subsidiaries or any of its other Assets, present or future) to any Person unless the proceeds of such Asset Disposition are reinvested within one hundred and eighty (180) days of such Asset Disposition or are used to make a mandatory prepayment of the Senior Debt pursuant to the terms of the Senior Credit Agreement; provided that any distributions of Assets among the Company and its Subsidiaries to the extent that are permitted under clauses (i), (ii) and (iii) of Section 6.2(d) shall be permitted for purpose of this Section 6.2(c).
(d)    Transactions with Affiliates, Etc. Directly or indirectly (i) purchase, acquire or lease any Assets from, (ii) sell, transfer or lease any Assets to, or (iii) permit any Obligor to purchase, acquire or lease any Assets from, or sell, transfer or lease any Assets to, any Affiliate of any Obligor, except for:
(i)    such purchases, sales, acquisitions, leases and transfers at prices and on terms not less favourable to the Company or such Obligor, as the case may be, than those which would have been obtained in an arms’ length transaction with an arms’ length party;

(ii)    purchases, sales, acquisitions, leases and transfers between the Company and any of Company and the Guarantors or between Guarantors;
(iii)    transfers of inventory between the Obligors and their Subsidiaries in the ordinary course of business; and
(iv)    transactions otherwise permitted hereunder.
6.3    Reporting and Information. So long as any amount owing under this Agreement, any Note or the other Note Documents remains unpaid, the Company shall, and shall cause each other Obligor to furnish to the Lenders:
(a)    Intellectual Property. As soon as available and in any event within forty-five (45) days after the end of each calendar month, the Company shall provide Lenders with a report of new registered Intellectual Property acquired or applied for since the last report. Before submitting any registration of copyright mask works to the United States Copyright Office, the Company shall provide the Lenders with prior written notice together with a copy of the application it intends to file with the United States Copyright Office. With respect to any Intellectual Property registered in the United States and acquired by any Obligor or changed after the Closing Date, each of the Obligors hereby agrees to deliver or cause any other Obligor to deliver, to the Lenders an Intellectual Property security agreement or other documents as the Lenders may reasonably require to perfect its lien therein or protect its interest with respect thereto, and authorizes the Lenders to amend any previously delivered Intellectual Property security agreement to amend any schedule thereto to reflect such addition or change. The Company shall promptly (but in any event within ten (10) Banking Days after becoming aware thereof) notify the Lenders of the institution of any proceeding in, or any adverse determination by, the United States Patent and Trademark Office, United States Copyright Office or similar agency regarding ownership, or the enforceability or validity of any Intellectual Property of any Obligor or any of its Subsidiaries, and any suspected material infringement of any of such Intellectual Property or any claim or material infringement by any Obligor or any of its Subsidiaries on the Intellectual Property rights of a third party, but for greater certainty the Company shall not be required to notify the Lenders of any such correspondence that is received in the ordinary course of business.
(b)    Notice of Default. As soon as possible and in any event within two (2) Banking Days after becoming aware of the occurrence of any Event of Default or becoming aware of any event which constitutes a Default, a statement of a senior officer of the Obligors setting forth details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.
(c)    Notice of Default under Senior Credit Agreement. As soon as possible and in any event within two (2) Banking Days after becoming aware of the occurrence of any Event of Default (as defined in the Senior Credit Agreement) or becoming aware of any event which constitutes a Default (as defined in the Senior Credit Agreement), a statement of a senior officer of the Obligors setting forth details of such event of default or default and the action which the Company proposes to take with respect thereto.
Notwithstanding otherwise provided herein, during any period that at least one or more members of the Board is appointed by the Lenders or Affiliates of the Lenders, any information, reports, statements or notices required to be furnished or provided to the Lenders under this Section 6.3 shall be deemed so furnished or provided to the extent such information, reports, statements or notices are presented to the Board within the required time period for such delivery.
6.4    Security.
(a)    Lien Priority. The payment and performance when due of all Obligations of the Obligors shall at all times be secured by Liens for the benefit of the Lenders on the Assets of the Obligors as follows:
(i)    a second priority Lien, on all present and future Assets of the Obligors, subject only to Permitted Liens;
(ii)    a pledge of Capital Stock by the Obligors of all Capital Stock in their Subsidiaries.
Notwithstanding the foregoing, in no event shall any Excluded Assets be subject to any Liens for the benefit of the Lenders.
(b)    Guarantees. An unconditional guarantee for the benefit of the Lenders by each Guarantor with respect to the payment and performance of the Obligations.
(c)    Other Security. The payment and performance when due of all Obligations of the Obligors shall also be secured by the following to the Lenders’ entire satisfaction:
(i)    Security Documents to be executed by new Subsidiaries in accordance with the provisions of Section 6.1(a), including a general security agreement covering the Collateral and an intellectual property security agreement covering all Intellectual Property of the Obligors, each in a form and substance reasonably satisfactory to the Lenders; and
(ii)    any other security documents or agreements required by the Lenders, acting reasonably.
(d)    Provisions in Respect of the Security. Each agreement or other document creating, evidencing or relating to the Liens referred to in this Section 6.4 shall be in form and substance reasonably satisfactory to the Lenders, and unless otherwise agreed by the Lenders shall be duly registered, recorded, filed and all other notices given, consents obtained and actions taken, in each case so the Liens created, granted or evidenced therein shall constitute valid and enforceable Liens for the benefit of the Lenders on all the Collateral stated to be subject thereto, subject only to Permitted Liens in each jurisdiction in which the Obligors are incorporated, in each case, as the Lenders reasonably requests.
7.    State Commissioners of Corporations.
7.1    California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.    Defaults and Remedies.
8.1    Events of Default. Any of the following events shall be considered an “Event of Default” with respect to each Note:
(a)    Default in Payment of Note: The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than thirty (30) days after the Maturity Date or at a date fixed by acceleration or otherwise;
(b)    Default in Principal Payment of Senior Debt. If any Obligor shall fail to make any payment of principal or interest on the Senior Debt when due (after giving effect to any grace period thereof), whether due by acceleration or otherwise; provided however, that the Event of Default under this Section 8.1(b) shall be deemed cured or waived for purposes of this Agreement upon the Lenders receiving evidence reasonably satisfactory to the Lenders that such payment default has been cured or waiver under the Senior Credit Agreement.
(c)    Insolvency and Bankruptcy. The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation (each an “Insolvency Proceeding”), or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;
(d)    Involuntary Bankruptcy. Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;
(e)    Junior Notes Default. Default or defined event of default that has not otherwise been cured or forgiven shall occur under the Junior Note Purchase Agreement or any Junior Notes.
(f)    Cross-Default. Default or defined event of default that has not otherwise been cured or forgiven shall occur under any agreement to which the Company or any of its subsidiaries is a party that evidences indebtedness of $6,500,000 or more;
(g)    Inaccurate Fundamental Representations. Any Fundamental Representation is incorrect or misleading in any material respect when made or deemed made;
(h)    Default in Performance. Other than those Events of Default listed in other clauses of this Section 8.1 (and the underlying obligations thereof), if any Obligor shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement, the Notes, or the other Note Documents within 30 days after written notice from the Required Lenders to perform or observe the obligation;
(i)    Judgment. If a final non-appealable judgment or order for the payment of money in excess of $3,300,000 individually or in the aggregate not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier is rendered against any Obligor and such judgment or order shall continue unsatisfied and unstayed (or shall not have been vacated) for a period of thirty (30) consecutive days;
(j)    ERISA Event: an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,300,000;
(k)    Security. Any Lien created or intended to be created by any Security Document shall cease to be a valid and enforceable Lien, subject only to Permitted Liens (except to the extent that any such loss of perfection or priority results from an action or failure to act by the Lenders or the failure of the Lenders to maintain possession of certificates actually delivered to it representing securities pledged to secure the Obligations or to file UCC continuation statements);
(l)    Seizure; Attachment. If a seizure or attachment is made of, or enforcement made against, any Assets of any Obligor (other than Permitted Liens) which Assets in the aggregate have a book value in excess of $3,300,000, provided that such seizure, enforcement or taking of possession or control continues in effect and remains undischarged for a period of thirty (30) days; provided however, that the Event of Default under this Section 8.1(l) shall be deemed cured or waived for purposes of this Agreement upon the Lenders receiving evidence reasonably satisfactory to the Lenders that such seizure or attachment default has been cured or waiver under the Senior Credit Agreement.
(m)    Termination of Guarantee. If any Guarantor withdraws or terminates, or attempts to withdraw or terminate its Guarantee, except as otherwise permitted hereunder; provided, that no Event of Default shall result from such termination or withdrawal if such Guarantor ceases to guarantee the obligations under the Senior Credit Agreement.
8.2    Effect of a Default. Upon the occurrence and during the continuation of any Event of Default, the Required Lenders, by notice to the Company may (i) declare the Notes, all interest accrued and unpaid thereon and all other amounts payable by the Company or the other Obligors under or pursuant to this Agreement, the Notes and the other Note Documents to be forthwith due and payable, whereupon the outstanding principal amount of the Notes, all such accrued interest and all such other amounts shall become and be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. Thereupon, the Company shall immediately pay to the Lenders all such amounts due and payable. In addition to the foregoing, if an Event of Default pursuant to Sections 8.1(c) or 8.1(d) shall occur, the outstanding principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable by the Company or the other Obligors under or pursuant to this Agreement, the Notes and the other Note Documents shall automatically be and become immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company, and thereupon the Company shall immediately pay to the Lenders all such amounts due and payable. For greater certainty, the Company will be considered to be in default of its obligations hereunder by the mere lapse of time provided for performing such obligations, without any requirement of further notice or other act of any Lender unless a notice is specifically required hereunder. If an Event of Default shall have occurred and be continuing, the Lenders may immediately exercise all rights and remedies they may have under this Agreement, the Notes and the other Note Documents and by Law, all without any additional notice, presentment, demand, protest, notice of dishonor, take possession of any of the Collateral, or any other action, notice of all of which are expressly waived by the Obligors.

8.3    Remedies Cumulative; No Waiver. For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders under this Agreement, the Notes and the other Note Documents are cumulative and are in addition to, not in substitution for, any rights or remedies provided by any Applicable Law; no failure on the part of any Lender to exercise, and no delay in exercising, any right or remedy hereunder or thereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained prejudice or preclude any other or further exercise thereof or the exercise of any other right or remedy for the same or any other default or breach and shall not waive, alter, affect or prejudice any other right or remedy.
9.    Miscellaneous.
9.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that (i) the Company may not assign its obligations under this Agreement without the written consent of the Required Lenders and (ii) the Lenders may assign the Notes, in whole or in part to their Affiliates without consent of the Company, provided that the Lenders shall provide written notice to the Company promptly after such assignment (and the failure to provide such notice shall not invalidate such assignment). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2    Governing Law; Submission to Jurisdiction; Etc.
(a)    Governing Law. This Agreement, the Notes and the other Note Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement, the Notes or any other Note Document (except, as to any other Note Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Submission to Jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York in the County of New York and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lenders may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or other Note Documents in any court referred to in Section 9.2(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.5. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
9.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
9.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.5):
If to the Company:
Neutron Holdings, Inc.
85 2nd Street
San Francisco, CA 94105
Attention: Legal Department
If to the Lenders:
At the respective addresses shown on the signature pages hereto.
9.6    Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
9.7    Expenses. If any action at law or in equity arises as between the Company and the Lenders (other than in connection with an Event of Default or a Default or Lenders’ enforcement of or preservations of any rights under any Note Document), the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall reimburse the Lenders all costs and expenses incurred by the Lenders in connection with their enforcement of or preservations of any rights under any Note Documents in connection with an Event of Default or a Default.
9.8    Entire Agreement; Amendments and Waivers. This Agreement and the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Required Lenders; provided however, that any amendment to (i) the interest rate on the Notes or (ii) the terms of conversion of the Notes into Equity Securities of the Company (including, without limitation, changes to the definitions of Conversion Price, Conversion Securities or Valuation Cap) shall require the consent of the Majority Note Holders (as defined in the Junior Note Purchase Agreement). Any waiver or amendment effected in accordance with this Section 9.8 shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.
9.9    Effect of Amendment or Waiver. Each Lender acknowledges that by the operation of Section 9.9 hereof, the Required Lenders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note issued to such Lender.
9.10    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
9.11    “Market Stand-Off” Agreement. Each Lender hereby agrees that it will be bound by Section 2.11 of the Investors’ Rights Agreement, and agrees that a legend reading substantially as set forth in Section 2.12(b) of the Investors Rights Agreement will be placed on all certificates representing all Conversion Shares of each Lender.
9.12    Stock Purchase Agreement. Each Lender understands and agrees that the conversion of the Notes into Conversion Shares may require such Lender’s execution of certain agreements (in form reasonably agreeable to the Lender) relating to the conversion, purchase and sale of such securities.
9.13    Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.
9.14    Acknowledgement. In order to avoid doubt, it is acknowledged that each Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock or Preferred Stock underlying the Conversion Shares that occur prior to the conversion of the Notes.
9.15    Further Assurance. From time to time, the Company shall execute and deliver to the Lenders such additional documents and shall provide such additional information to the Lenders as any Lender may reasonably require to carry out the terms of this Agreement, the Notes and the other Note Documents and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.
9.16    Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Neutron Holdings, Inc.

By: /s/ Wayne Ting
Name: Wayne Ting
Title: Chief Executive Officer

LENDERS:

UBER TECHNOLOGIES, INC.

By:	/s/ Jennifer Jarrett
Print Name:	Jennifer Jarrett
Title: VP Corporate Development and Capital
Markets

SCHEDULE OF LENDERS
[***]

Exhibit A
Form of Note
[***]

Exhibit B
Exchange Agreement
[***]

SCHEDULE 4.5
LITIGATION AND OTHER PROCEEDINGS
[***]

SCHEDULE 4.9
INTELLECTUAL PROPERTY
[***]

SCHEDULE 4.11
AGREEMENTS; ACTIONS
[***]

SCHEDULE 4.18
OBLIGORS’ JURISDICTION ETC.
[***]

SCHEDULE 6.1(e)
POST-CLOSING MATTERS
[***]

Execution Version
CONSENT, WAIVER AND AMENDMENT
This CONSENT, WAIVER AND AMENDMENT, dated as of October 29, 2021 (this “Agreement”), is made by and among Neutron Holdings, Inc., a Delaware corporation (“Company”), Lime Neutron LLC (“Guarantor”) and Uber Technologies, Inc. (the “Specified Lender”), with respect to the Note Purchase Agreement, the Security Agreement, the Guarantee and the Security Documents referred to below.
RECITALS
WHEREAS, the Company and the lenders from time to time party thereto are parties to that certain (i) Note Purchase Agreement, dated as of May 7, 2020 (as amended, amended and restated, modified or supplemented from time to time, the “Note Purchase Agreement”), (ii) Security Agreement, dated as of May 7, 2020, among the Specified Lender, Borrower and Guarantor (as amended, amended and restated, modified or supplemented from time to time, the “Security Agreement”), (iii) Guarantee, dated as of May 7, 2020, among the Specified Lender and Guarantor (as amended, amended and restated, modified or supplemented from time to time, the “Guarantee”), and (iv) the other Security Documents.
WHEREAS, the Company desires to enter into that certain Note Purchase Agreement, dated as of the date hereof (as amended, amended and restated, modified or supplemented from time to time, the “New Note Purchase Agreement”), with Wilmington Savings Fund Society, FSB, as collateral agent for the Holders (as defined therein) (the “Collateral Agent”), and the purchasers party thereto (the “Purchasers”).
WHEREAS, Section 6.2(a) of the Note Purchase Agreement restricts the incurrence of Debt, other than Debt permitted by Section 6.2(a) of the Note Purchase Agreement and Section 6.2(b) of the Note Purchase Agreement restricts the incurrence of any Liens on any Assets, except for Permitted Liens.
WHEREAS, the Company has requested that the Specified Lender consents to (x) the Company’s execution of the New Note Purchase Agreement, and (y) the incurrence of the Debt and Liens on the Assets in favor of the Collateral Agent for the benefit of the Holders to secure the New Note Purchase Agreement and the Notes Documents (as defined in the New Notes Purchase Agreement).
WHEREAS, the Company desires that the security provided under the Note Purchase Agreement, the Security Agreement and the other Security Documents be identical to the security being granted to the Collateral Agent for the Purchasers under the New Note Purchase Agreement, the Security Agreement (as defined in the New Notes Purchase Agreement) and the Security Documents (as defined in the New Notes Purchase Agreement).
WHEREAS, the Company has requested that the Specified Lender agree to amend certain provisions of the Note Purchase Agreement, the Security Agreement, the Guarantee and the Security Documents to match the similar provisions in the New Note Purchase Agreement and the Security Documents (as defined in the New Note Purchase Agreement).
WHEREAS, the Specified Lender, constituting the Required Lenders under the Note Purchase Agreement, has agreed to such requests, subject to the terms and conditions hereof.
NOW THEREFORE, accordingly, the parties hereto agree as follows.
SECTION 1.    Definitions; Interpretation. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement or the Security Agreement, as context dictates.

SECTION 2.    Consent. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, as of the Effective Date (as defined below), the Specified Lender hereby consents to the incurrence by the Company of (x) the Debt under the New Notes Purchase Agreement as in effect on the date hereof and (y) Liens on the Collateral in favor of the Collateral Agent for the benefit of the Holders to secure the New Notes Purchase Agreement and the Notes Documents (as defined in the New Notes Purchase Agreement), in each case, as in effect as of the date hereof.
SECTION 3.    Amendments. The Note Purchase Agreement, the Security Agreement, the Guarantee and the other Security Documents are hereby amended as follows:
(a)    Section 1 of the Note Purchase Agreement is hereby amended by adding the following terms in alphabetical order:
“Amendment Date” shall mean October [__], 2022.
“Domestic Subsidiary” means any Subsidiary of the Company organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and among the Wilmington Savings Fund Society, FSB, the purchasers party thereto, the Lenders, the Company and the Guarantors, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Senior Agent” shall mean the “Agent” as defined in the Senior Credit Agreement.
“Senior Intercreditor Agreement” means the Subordination and Intercreditor Agreement, dated as of June 4, 2021, by and among the Lenders, the Senior Agent and the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
(b)    The definition of Guarantor in Section 1 of the Note Purchase Agreement is hereby amended and restated as follows:
“Guarantor” means (i) each Domestic Subsidiary of the Company that has executed or delivered, or shall in the future, pursuant to Section 6.1, execute or deliver, any guarantee of Obligations, and (ii) each other Subsidiary of the Company that the Company shall, in its sole discretion, cause to execute and deliver (a) a guarantee of Obligations and (b) other Security Documents, in form and substance reasonably acceptable to the Company and the Required Lenders, including control agreements or other instruments that provide the Lenders with a perfected Lien (subject to Permitted Liens) over any deposit accounts or securities accounts held by such Subsidiary; provided, that, subject to Section 6.1(e), any Subsidiary that guarantees the obligations under the Senior Credit Agreement shall also be required to guarantee the Obligations and grant security in favor of the Lenders in accordance with Sections 6.1(a) and (b).
(c)    Section 6.1(a) of the Note Purchase Agreement is hereby amended and restated with the following:
(a)    New Subsidiaries. Except as otherwise approved by the Required Lenders (as defined in the Senior Credit Agreement) under Section 7.13 of the Senior Credit Agreement (such that the requirements of such Section 7.13 are not so required to be complied with thereunder), with respect to (x) any Subsidiary formed or acquired after the Amendment Date or (y) any Subsidiary existing on the Amendment Date that does not guarantee the obligations under the Senior Credit Agreement on the Amendment Date but subsequently guarantees the obligations under the Senior Credit
2

Agreement at any time after the Amendment Date, the Company and the Guarantors shall, within thirty (30) days (or such longer period as the Senior Agent may agree) of formation or acquisition (in the case of clause (x)) or the date such Subsidiary guarantees the obligations under the Senior Credit Agreement (in the case of clause (y)), cause (i) any such Subsidiary that is a Domestic Subsidiary and (ii) any such Subsidiary that is not a Domestic Subsidiary that guarantees the obligations under the Senior Credit Agreement, to guarantee the Obligations and grant to the Lenders a security interest in, subject to the limitations set forth herein and in the Note Documents, all of such Subsidiary’s property to secure such guarantee. The Company and the Guarantors shall deliver, or cause to be delivered, to the Lenders, appropriate resolutions, secretary certificates and certified organization documents and, if requested by Senior Agent (acting at the direction of the Required Lenders (as defined in the Senior Credit Agreement)) with respect to the Obligations (as defined in the Senior Credit Agreement), legal opinions relating to the matters described in this Section 6.1(a) (which opinions shall be in form and substance reasonably acceptable to the Required Lenders and, to the extent applicable, substantially similar to the opinions previously delivered to the Lenders); it being understood and agreed that no opinion shall be required with respect to the determination of whether any Subsidiary is a Domestic Subsidiary.
(d)    Section 6.1(b) of the Note Purchase Agreement is hereby amended and restated with the following:
(b)    Security. The Company shall, and shall cause the Company and each Guarantor to, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such additional and future acts, deeds, instruments and assurances as are reasonably requested by Required Lenders to ensure at all times that the present and future obligations of the Company in respect of the Notes and the guarantees by each Guarantor are fully secured by valid and enforceable Liens for the benefit of the Lenders on all Collateral of each of the Company and the Guarantors, subject only to Permitted Liens, as and in the manner required by Section 6.3.
(e)    Section 6.1(c) of the Note Purchase Agreement is hereby amended and restated with the following:
(c)    Bank Operations and Accounts. Subject to the Senior Intercreditor Agreement and the Intercreditor Agreement, the Company shall use commercially reasonable efforts within ninety (90) days after (i) the Amendment Date or (ii) in the case of any Person that becomes a Guarantor after the Amendment Date, the date such Person becomes a Guarantor (in each case, or such longer period as the Lenders may agree (acting at the direction of the Required Lenders), to cause the Company and each Guarantor to deliver control agreements with respect to its bank accounts (including, any deposit account, securities account or commodity account, each as defined in the Security Agreement but excluding any Exempt Accounts); provided that such control agreements shall not be required in the event the Senior Agent is not a party to a control agreement that has perfected its Lien on such accounts.
(f)    Section 6.1(e) of the Note Purchase Agreement is hereby amended and restated with the following:
(e)    Additional Guarantees and Security. Subject to the Senior Intercreditor Agreement, the Company shall cause, within ninety (90) days (or such longer period of time as the Required Lenders may agree) after the Amendment Date, (x) all Subsidiaries of the Company that are guarantors of the obligations under the Senior Credit Agreement on the Amendment Date to become Guarantors of the Obligations and to execute and deliver a supplement to the Guarantee in form and substance satisfactory to the Required Lenders and (y) all Assets of the Company and its Subsidiaries that are subject to the liens under the Senior Indebtedness on the Amendment Date to become Collateral under this Agreement and become subject to Liens in favor of the Lenders.
(f)    The first paragraph of the Note Purchase Agreement, the Security Agreement and the Guarantee are hereby amended and restated with the following:
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THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN (A) THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF JUNE 4, 2021 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), BY AND AMONG WILMINGTON TRUST, NATIONAL ASSOCIATION, AS THE SENIOR AGENT, UBER TECHNOLOGIES, INC., AS THE SUBORDINATED LENDER AND THE COMPANY, (B) THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER 29, 2021 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), BY AND AMONG UBER TECHNOLOGIES, INC., WILMINGTON SAVINGS FUND SOCIETY, FSB, THE PURCHASERS PARTY THERETO, THE COMPANY AND THE GUARANTOR AND (C) THAT CERTAIN CONSENT AND SUBORDINATION AGREEMENT, DATED AS OF JUNE 4, 2021 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), BY AND AMONG THE UBER TECHNOLOGIES, INC. AS THE SENIOR LENDERS, CERTAIN JUNIOR INVESTORS CONSTITUTING “REQUIRED LENDERS” (AS DEFINED IN THE JUNIOR NOTE PURCHASE AGREEMENT (AS DEFINED IN THE NOTE PURCHASE AGREEMENT)) AS SUBORDINATED LENDERS AND THE COMPANY.
(g)    Section 4 of the Security Agreement is hereby amended to (i) delete the word “and” appearing at the end of clause (q), (ii) to add the word “and” as the last word of clause (r) and to add the following new clause(s):
(s) to the extent not covered by any of the above, any asset for which any Grantor has grant security interest for the benefits of any Junior Investor, Senior Agent or Senior Lender (in their capacity as such).
(h)     From and after the Effective Date, (i) all references to the Note Purchase Agreement in the Note Purchase Agreement, the Security Agreement, the Guarantee or any Security Document and all references in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Note Purchase Agreement, shall, unless expressly provided otherwise, refer to the Note Purchase Agreement as amended by this Agreement, and (ii) all references to the Security Agreement or Guarantee in the Note Purchase Agreement, the Security Agreement, the Guarantee or any Security Document and all references in the Security and Guarantee, as applicable to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Security and Guarantee, as applicable, shall, unless expressly provided otherwise, refer to the Security Agreement and Guarantee, as applicable, as amended by this Agreement.
SECTION 4.    Waiver. The Lenders hereby waive any Default or Event of Default that may have occurred prior to the date hereof as a result of the Company’s failure to satisfy the requirements of Section 6.1(a), 6.1(b), 6.1(c) or 6.1(e) of the Note Purchase Agreement prior to the date hereof.
SECTION 5.    Effectiveness; Conditions Precedent. The effectiveness of this Agreement shall be subject to the following conditions precedent (the date all of such conditions are satisfied, the “Effective Date”).
(a)    receipt by the Company and the Lenders of copies of this Agreement duly executed by the Company, the Guarantor and the Specified Lender constituting the Required Lenders;
(b)    receipt by the Lenders of the duly executed copies of the New Notes Purchase Agreement and the other Notes Documents (as defined in the New Notes Purchase Agreement); and
(c)    no Default or Event of Default shall have occurred and be continuing, after giving effect to this Agreement.
4

SECTION 6.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.2 and 9.16 of the Note Purchase Agreement shall apply to this Agreement, mutatis mutandis as of set forth herein.
SECTION 7.    Miscellaneous.
(a)    No Waiver. Except as expressly set forth in Sections 2, 3 and 4, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Purchase Agreement, the Security Agreement, the Guarantee or the Security Documents or constitute a course of conduct or dealing among the parties. Except as amended hereby, the Note Purchase Agreement, the Security Agreement, the Guarantee and the Security Documents remain unmodified and in full force and effect.
(b)    Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(c)    Headings. Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)    Integration. This Agreement incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(f)    Controlling Provisions. In the event of any inconsistencies between the provisions of this Agreement and the Note Purchase Agreement, the Security Agreement, the Guarantee or the Security Documents, the provisions of this Agreement shall govern and prevail.
[Remainder of page intentionally left blank]
5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:

NEUTRON HOLDINGS, INC.

By	/s/ Wayne Ting
Name: Wayne Ting
Title: Chief Executive Officer

Guarantor:

LIME NEUTRON LLC

By	/s/ Wayne Ting
Name: Wayne Ting
Title: Chief Executive Officer
[Signature Page]

UBER TECHNOLOGIES, INC.

By:	/s/ Nelson Chai
Name: Nelson Chai
Title: Chief Financial Officer
[Signature Page]

THIRD AMENDMENT
THIS THIRD AMENDMENT, dated as of August 28, 2024 (this “Agreement”), is made by and among Neutron Holdings, Inc., a Delaware corporation (“Borrower”), and Uber Technologies, Inc. (the “Specified Lender”), with respect to the Note Purchase Agreement referred to below.
RECITALS
A.    WHEREAS, the Borrower and Specified Lender are parties to that certain Note Purchase Agreement, dated as of May 7, 2020 (as amended by that certain Consent, Waiver, and Amendment, dated as of October 29, 2021, as further amended by that certain Second Amendment, dated as of April 15, 2023, and as further amended and restated, modified or supplemented from time to time, the “Note Purchase Agreement”).
B.    WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of October 5, 2023 (as amended from time to time, the “Senior Credit Agreement”), with the persons party thereto as lenders (together with all other lenders under the Senior Credit Agreement, the “Lenders”), Alter Domus (US) LLC, in its capacity as initial administrative agent (in such capacity, together with any successors and assigns, the “Administrative Agent”), and Diameter Finance Administration LLC, in its capacity as collateral agent for the Lenders (in such capacity, together with any successors and assigns, the “Collateral Agent” and, together with the Administrative Agent, collectively the “Senior Agent”).
C.    WHEREAS, the Borrower has requested that the Specified Lender conform certain provisions of the Note Purchase Agreement related to existing indebtedness and letters of credit to corresponding provisions in the Senior Credit Agreement.
D.    WHEREAS, the Specified Lender, constituting the Required Lenders under the Note Purchase Agreement, has agreed to such requests, subject to the terms and conditions hereof.
NOW THEREFORE, accordingly, the parties hereto agree as follows.
10.    Definitions; Interpretation. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.
11.    Amendment.
11.1    Section 6.2(a)(i) of the Note Purchase Agreement is hereby amended and restated in its entirety to:
“(i) the Obligations, the Senior Debt and Debt existing on the closing date of the Senior Credit Agreement which is disclosed in Schedule 1A to the Senior Credit Agreement;”
11.2    Section 6.2(a)(vi) of the Note Purchase Agreement is hereby amended and restated in its entirety to:
“(vi) (A) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of an Obligor or a Subsidiary for real estate purposes in the ordinary course of business in an amount not to exceed $21,000,000 at any time outstanding or (B) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of an Obligor or a Subsidiary for any other purposes in the ordinary course of business in an amount not to exceed $75,000,000 at any time outstanding.”
12.    Effectiveness; Conditions Precedent. This Agreement shall be effective upon receipt by the Borrower and the Specified Lender of copies of this Agreement duly executed by the Borrower and the Specified Lender constituting the Required Lenders (such date, the “Effective Date”).
13.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.2 and 9.16 of the Note Purchase Agreement shall apply to this Agreement, mutatis mutandis as of set forth herein.
14.    Miscellaneous.
14.1    No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Purchase Agreement or constitute a course of conduct or dealing among the parties. Except as amended hereby, the Note Purchase Agreement remain unmodified and in full force and effect.
14.2    Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
14.3    Headings. Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
14.4    Integration. This Agreement incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
14.5    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
14.6    Controlling Provisions. In the event of any inconsistencies between the provisions of this Agreement and the Note Purchase Agreement, the provisions of this Agreement shall govern and prevail.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:

NEUTRON HOLDINGS, INC.

By	/s/ Ann Gugino
Name: Ann Gugino
Title: CFO
[Signature Page to Third Amendment]

UBER TECHNOLOGIES, INC.

By:	/s/ Madhu Kannan
Name: Madhu Kannan
Title: VP, Corporate Development
[Signature Page to Third Amendment]

FOURTH AMENDMENT
THIS FOURTH AMENDMENT, dated as of October 6, 2025 (this “Agreement”), is made by and among Neutron Holdings, Inc., a Delaware corporation (“Borrower”), and Uber Technologies, Inc. (the “Specified Lender”), with respect to the Note Purchase Agreement referred to below.
RECITALS
E.    WHEREAS, the Borrower and Specified Lender are parties to that certain Note Purchase Agreement, dated as of May 7, 2020 (as amended by that certain Consent, Waiver, and Amendment, dated as of October 29, 2021, as further amended by that certain Second Amendment, dated as of April 15, 2023, as further amended by that certain Third Amendment, dated as of August 28, 2024, and as further amended and restated, modified or supplemented from time to time, the “Note Purchase Agreement”).
F.    WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of October 5, 2023 (as amended from time to time, the “Senior Credit Agreement”), with the persons party thereto as lenders (together with all other lenders under the Senior Credit Agreement, the “Lenders”), Alter Domus (US) LLC, in its capacity as initial administrative agent (in such capacity, together with any successors and assigns, the “Administrative Agent”), and Diameter Finance Administration LLC, in its capacity as collateral agent for the Lenders (in such capacity, together with any successors and assigns, the “Collateral Agent” and, together with the Administrative Agent, collectively the “Senior Agent”).
G.    WHEREAS, the Borrower has requested that the Specified Lender conform certain provisions of the Note Purchase Agreement related to existing indebtedness and letters of credit to corresponding provisions in the Senior Credit Agreement.
H.    WHEREAS, the Specified Lender, constituting the Required Lenders under the Note Purchase Agreement, has agreed to such requests, subject to the terms and conditions hereof.
NOW THEREFORE, accordingly, the parties hereto agree as follows.
15.    Definitions; Interpretation. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.
16.    Amendment.
16.1    Section 1 of the Note Purchase Agreement is hereby amended by adding the following term in alphabetical order:
“Swap Contract” means (a) any and all rate swap transactions, forward rate transactions, commodity swaps, forward commodity contracts, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, spot contracts, or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any other similar transactions or any combination of any of the foregoing, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations. Notwithstanding the foregoing, Swap Contract shall not include any equity swaps, options or forwards to which the Company or any Subsidiary is party that are classified and accounted for in the Company’s stockholders’ equity under GAAP.”
16.2    The definition of Permitted Dispositions in Section 1 of the Note Purchase Agreement is hereby amended and restated to add “(xii) the unwinding of any Swap Contract in accordance with its terms” as follows:
“Permitted Dispositions” means (i) the disposition of inventory in the ordinary course of business, (ii) the disposition of worn-out, surplus or obsolete equipment that is, in the reasonable judgment of the Obligors, no longer economically practicable to maintain or useful in the ordinary course of business, (iii) sales and issuance of the Capital Stock of the Company, (iv) the use of cash and cash equivalents in the ordinary course of business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Note Documents, (iv) leases, subleases and licenses in the ordinary course of business, (v) Permitted Liens and investments and acquisitions, (vi) dispositions of equipment to the extent such property is exchanged for credit against the purchase price or similar replacement property, (vii) dissolution or winding down of Subsidiaries that are not Obligors so long as the assets of such Subsidiary are transferred to the Company or another Subsidiary; (viii) dispositions from and after the Closing Date of non-core assets or assets not necessary or useful in the business of the Company or any Subsidiary (including real property) acquired in connection with any acquisition or investment, (ix) retail sales of new scooters; (x) sales used or decommissioned scooters in the ordinary course of business; (xi) dispositions of assets not otherwise permitted hereunder not to exceed $5,500,000 in the aggregate in any fiscal year; and (xii) the unwinding of any Swap Contract in accordance with its terms.”
16.3    The following clause is added to Section 6.2(a) of the Note Purchase Agreement:
“(xvii) Debt incurred under any Swap Contracts entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.”
17.    Effectiveness; Conditions Precedent. This Agreement shall be effective upon receipt by the Borrower and the Specified Lender of copies of this Agreement duly executed by the Borrower and the Specified Lender constituting the Required Lenders (such date, the “Effective Date”).
18.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.2 and 9.16 of the Note Purchase Agreement shall apply to this Agreement, mutatis mutandis as of set forth herein.
19.    Miscellaneous.
19.1    No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Purchase Agreement or constitute a course of conduct or dealing among the parties. Except as amended hereby, the Note Purchase Agreement remain unmodified and in full force and effect.
19.2    Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
19.3    Headings. Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
19.4    Integration. This Agreement incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
19.5    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
19.6    Controlling Provisions. In the event of any inconsistencies between the provisions of this Agreement and the Note Purchase Agreement, the provisions of this Agreement shall govern and prevail.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:

NEUTRON HOLDINGS, INC.

By	/s/ Ann Gugino
Name: Ann Gugino
Title: CFO
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UBER TECHNOLOGIES, INC.

By:	/s/ Madhu Kannan
Name: Madhu Kannan
Title: Chief Business Officer
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FIFTH AMENDMENT
THIS FIFTH AMENDMENT, dated as of March 13, 2026 (this “Agreement”), is made by and among Neutron Holdings, Inc., a Delaware corporation (“Borrower”), and Uber Technologies, Inc. (the “Specified Lender”), with respect to the Note Purchase Agreement referred to below.
RECITALS
A.    WHEREAS, the Borrower and Specified Lender are parties to that certain Note Purchase Agreement, dated as of May 7, 2020 (as amended by that certain Consent, Waiver, and Amendment, dated as of October 29, 2021, as further amended by that certain Second Amendment, dated as of April 15, 2023, as further amended by that certain Third Amendment, dated as of August 28, 2024, as further amended by that certain Fourth Amendment, dated as of October 6, 2025 and as further amended and restated, modified or supplemented from time to time, the “Note Purchase Agreement”).
B.    WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of October 5, 2023 (as amended from time to time, the “Senior Credit Agreement”), with the persons party thereto as lenders (together with all other lenders under the Senior Credit Agreement, the “Lenders”), Alter Domus (US) LLC, in its capacity as initial administrative agent (in such capacity, together with any successors and assigns, the “Administrative Agent”), and Diameter Finance Administration LLC, in its capacity as collateral agent for the Lenders (in such capacity, together with any successors and assigns, the “Collateral Agent” and, together with the Administrative Agent, collectively the “Senior Agent”).
C.    WHEREAS, the Borrower has requested that the Specified Lender conform certain provisions of the Note Purchase Agreement related to letters of credit and guarantees to corresponding provisions in the Senior Credit Agreement.
D.    WHEREAS, the Specified Lender, constituting the Required Lenders under the Note Purchase Agreement, has agreed to such requests, subject to the terms and conditions hereof.
NOW THEREFORE, accordingly, the parties hereto agree as follows.
Definitions; Interpretation. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.
Amendment.
Section 6.2(a)(vi) of the Note Purchase Agreement is hereby amended and restated in its entirety to:
“(vi) (A) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of an Obligor or a Subsidiary for real estate purposes in the ordinary course of business in an amount not to exceed $21,000,000 at any time outstanding or (B) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of an Obligor or a Subsidiary for any other purposes in the ordinary course of business in an amount not to exceed $125,000,000 at any time outstanding.”
The following clause is added to Section 6.2(a) of the Note Purchase Agreement:
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“(xviii)    Debt arising under guarantees and similar instruments issued by the Company or any of its Subsidiaries (including guarantees issued by the Company in respect of the obligations of any of its Subsidiaries) in connection with any request for proposals, tenders, concessions, licenses, permits, franchises, contracts for goods, services or equipment, or other business operations, entered into with cities, municipalities, or any other Governmental Authority with whom the Company or any its Subsidiaries conducts or intends to conduct business, including all obligations, liabilities and indemnities arising thereunder, and not in connection with any Indebtedness for borrowed money.”
The following clause is added to the end of Section 6.2(d) of the Note Purchase Agreement:
“Notwithstanding the foregoing, in connection with the settlement of indebtedness represented by the promissory notes listed on Schedule 1B of the Senior Credit Agreement, equity interests of the Company may be repurchased or otherwise taken possession of by the Company, including through netting arrangements, so long as no default known to the Company or Event of Default shall have occurred or be continuing.”
Effectiveness; Conditions Precedent. This Agreement shall be effective upon receipt by the Borrower and the Specified Lender of copies of this Agreement duly executed by the Borrower and the Specified Lender constituting the Required Lenders (such date, the “Effective Date”).
Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.2 and 9.16 of the Note Purchase Agreement shall apply to this Agreement, mutatis mutandis as of set forth herein.
Miscellaneous.
No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Purchase Agreement or constitute a course of conduct or dealing among the parties. Except as amended hereby, the Note Purchase Agreement remain unmodified and in full force and effect.
Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Headings. Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
Integration. This Agreement incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and
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as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Controlling Provisions. In the event of any inconsistencies between the provisions of this Agreement and the Note Purchase Agreement, the provisions of this Agreement shall govern and prevail.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:

NEUTRON HOLDINGS, INC.

By	/s/ Ann Gugino
Name: Ann Gugino
Title: Chief Financial Officer
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UBER TECHNOLOGIES, INC.
ARTICLE II

By:	/s/ Odette Rodrigues
Name: Odette Rodrigues
Title: Vice President, Corporate Finance, Capital Markets and Treasury
[Signature Page to Fifth Amendment]

CONSENT AND SIXTH AMENDMENT
THIS CONSENT AND SIXTH AMENDMENT, dated as of May 22, 2026 (this “Agreement”), is made by and among Neutron Holdings, Inc., a Delaware corporation (the “Company”), and Uber Technologies, Inc. (the “Specified Lender”), with respect to the Note Purchase Agreement referred to below.
RECITALS
A.WHEREAS, the Company and the Specified Lender are parties to that certain Note Purchase Agreement, dated as of May 7, 2020 (as amended by that certain Consent and Waiver dated September 24, 2021, as further amended by that certain Consent, Waiver, and Amendment, dated as of October 29, 2021, as further amended by that certain Second Amendment, dated as of January 26, 2022, by that other certain Second Amendment, dated as of April 15, 2023, as further amended by that certain Third Amendment, dated as of August 28, 2024, as further amended by that certain Fourth Amendment, dated as of October 6, 2025, as further amended by that certain Fifth Amendment, dated as of March 13, 2026, and as further amended and restated, modified or supplemented from time to time, the “Note Purchase Agreement”).
B.WHEREAS, (i) the Note Purchase Agreement provides that provisions of the Note Purchase Agreement related to conversion of the Notes may be amended, waived or modified only upon the written consent of the Company, the Required Lenders and the Majority Note Holders as defined the Junior Note Purchase Agreement; and (ii) the Junior Note Purchase Agreement provides that provisions of the Junior Note Purchase Agreement related to conversion of the Notes may be amended, waived or modified only upon the written consent of the Company, the Specified Lender and the Majority Note Holders.
C.WHEREAS, the Company has requested to amend the conversion terms of the notes under the Note Purchase Agreement.
D.WHEREAS, the Company has requested that the Specified Lender consent to the amendment of the conversion terms of the notes under the Junior Note Purchase Agreement.
E.WHEREAS, the Company has or will obtain consent of the Majority Note Holders to amend the conversion terms of (i) the Note Purchase Agreement and (ii) the Junior Note Purchase Agreement and the Company has or will enter into such amendment to the Junior Note Purchase Agreement on or around the date hereof.
F.WHEREAS, the Specified Lender, constituting the Required Lenders under the Note Purchase Agreement, has agreed to such requests, subject to the terms and conditions hereof.
NOW THEREFORE, accordingly, the parties hereto agree as follows.

SECTION 1.Definitions; Interpretation. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.
SECTION 2.Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, as of the Effective Date (as defined below), the Specified Lender hereby consents to the amendment of the Junior Note Purchase Agreement by the Company to match the amendments to the conversion terms of the Note Purchase Agreement described below.
SECTION 3.Amendment.
(a)Section 1 of the Note Purchase Agreement is hereby amended by adding the following terms in alphabetical order:
“Conversion Date” means the date on which the Conversion Time occurs.
“Conversion Time” means, with respect to any Initial Public Offering that is an underwritten initial public offering, the time of the execution of the underwriting agreement entered into by the Company and the underwriters in connection with such Initial Public Offering.
“Principal Market” means the New York Stock Exchange, the Nasdaq Stock Market or any other national stock exchange on which the shares of Common Stock of the Company are to be listed in connection with an Initial Public Offering.
“Trading Day” means, with respect to any Conversion Shares, a day on which trading in the shares of Common Stock of the Company generally occurs on the Principal Market.
(b)Section 2.2(b) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:
(b)    Corporate Transaction or IPO. (i) In the event of a Corporate Transaction prior to full payment of a Note or prior to the time when a Note may be converted (as provided herein), all outstanding principal and unpaid accrued interest due on such Note shall, at the Lender’s election, be (1) due and payable in full prior to the closing of the Corporate Transaction or (2) be converted into Conversion Shares at the Conversion Price. (ii) Upon the occurrence of an Initial Public Offering prior to full payment of a Note, all outstanding principal and unpaid accrued interest due on such Note shall be automatically converted in full at the Conversion Time into a number of Conversion Shares at the Conversion Price.
(c)Section 2.2(d) of the Note Purchase Agreement is hereby amended and restated with the following:
(d)     Mechanics of Conversion. (i) In connection with any conversion of this Note pursuant to Sections 2.2(a) or 2.2(b)(i), before any Note holder shall be entitled to convert the same into Conversion Shares, such holder shall give written notice to the

Company of the election to convert such Notes into Conversion Shares. The Company shall not be required to issue or deliver the Conversion Shares until the Note holder has surrendered the Note to the Company. Such conversion may be made contingent upon the closing of the Corporate Transaction. (ii) In connection with any conversion of this Note pursuance to Section 2.2(b)(ii), the holder shall promptly (1) deliver instructions for delivery of the Conversion Shares and (2) surrender this Note to the Company (or, in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Company) no later than the second (2nd) Banking Day immediately preceding the Conversion Time; provided that failure to timely deliver instructions for delivery of the Conversion Shares or to timely surrender this Note shall toll but not release the Company of its obligations hereunder or delay the Conversion Date of this Note. Upon conversion of this Note, the Company shall deliver the Conversion Shares to the holder no later than by 12:00 p.m. New York time on the later of, (x) with respect to an Initial Public Offering, the second (2nd) Banking Day immediately following the Conversion Time, and (y) the second (2nd) Trading Day following the day on which the holder delivers to the Company settlement instructions pursuant to sub-clause (1) above. The holder at the Conversion Time in connection with an Initial Public Offering pursuant to Section 2.2(b)(ii) shall be treated for all purposes as the beneficial owner of such Conversion Shares as of such Conversion Time. From and after the time at which the Conversion Shares are delivered to the holder in accordance with the immediately preceding sentence, this Note (or the portion hereof representing such Conversion Shares) shall be deemed to be satisfied by the Company and shall cease to be outstanding for any purpose whatsoever.
(d)Section 2.2 of the Note Purchase Agreement is hereby amended to add the following new clause(s):
(e)     Delays. Without limiting any of the foregoing, if the holder fails promptly to (i) deliver instructions for delivery of the Conversion Shares and (ii) surrender this Note to the Company (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Company) by the second (2nd) Banking Day immediately preceding the Conversion Time, the Company will still be deemed to have converted this Note at such Conversion Time and shall hold, for the benefit of the holder, the Conversion Shares or any other securities issued in exchange for, or upon conversion of, such Conversion Shares until receipt of the requisite delivery instructions and the Note (or indemnification in accordance with this Section 2.2).
SECTION 4.Effectiveness; Conditions Precedent. This Agreement shall be effective upon (i) receipt by the Company and the Specified Lender of copies of this Agreement duly executed by the Company and the Specified Lender constituting the Required Lenders and (ii) receipt by the Company of copy of the consent of the Majority Note Holders and the amendment to the Junior Note Purchase Agreement duly executed by the Company and the Majority Notes Holders (such date on which both conditions are satisfied, the “Effective Date”).

SECTION 5.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.2 and 9.16 of the Note Purchase Agreement shall apply to this Agreement, mutatis mutandis as of set forth herein.
SECTION 6.Miscellaneous.
(a)No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Note Purchase Agreement or constitute a course of conduct or dealing among the parties. Except as amended hereby, the Note Purchase Agreement remains unmodified and in full force and effect.
(b)Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(c)Headings. Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)Integration. This Agreement incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(f)Controlling Provisions. In the event of any inconsistencies between the provisions of this Agreement and the Note Purchase Agreement, the provisions of this Agreement shall govern and prevail.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Company:

NEUTRON HOLDINGS, INC.

/s/ Susie Giordano
Name: Susie Giordano
Title: Chief Legal Officer and Corporate Secretary

Specified Lender:

UBER TECHNOLOGIES, INC.

/s/ Elizabeth Coleman
Name: Elizabeth Coleman
Title: VP, Deputy General Counsel and Deputy Corporate Secretary